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                                                                    Exhibit 15.1


       Letter from Morrison, Brown, Argiz & Company on Unaudited Interim
                             Financial Information

                               December 26, 2000

ECOS Group, Inc.
14505 Commerce Way, Suite 400
Miami Lakes, Florida 33016


Ladies and Gentlemen:

         As independent accountants, we hereby acknowledge the use of unaudited interim financial information in the registration statement and Forms 10-QSB for the periods ended June 30, 2000 and September 30, 2000 incorporated by reference in this registration statement on Form S-2.

                                           Sincerely,



                                           /s/ Morrison, Brown, Argiz & Company
                                           ---------------------------------
                                           MORRISON, BROWN, ARGIZ & COMPANY